MID-AMERICA APARTMENT COMMUNITIES, INC.

A self-managed equity REIT

PRESS RELEASE

FROM:	SIMON R.C. WADSWORTH
SUBJECT:	MID-AMERICA ANNOUNCES CORPORATE GOVERNANCE INITIATIVE
DATE:	NOVEMBER 30, 2005

Memphis, TN, Mid-America Apartment Communities, Inc. (NYSE: MAA) announced today that at its regular quarterly meeting its Board of Directors voted to revoke its prior adoption of the Shareholder Protection Rights Agreement dated as of March 1, 1999.

Eric Bolton, Chairman of the Board of Directors, said “ This further enhances Mid-America’s leadership position as one of the most shareholder-friendly companies.”

Mid-America is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 38,227 apartment units throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions. Actual results could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.